Search Date and Time: March 29, 2004 08:00 AM Pacific Time

BRITISH COLUMBIA
Ministry of Finance	Mail Address:	Location:
Corporate and Personal	PO BOX 9431 Stn Prov Govt	2nd Floor - 940 Blanshard St
Property Registries	Victoria BC V8W 9V3	Victoria BC
250 356-8626
www.corporateonline.gov.bc.ca

Transition Application

Form 43
BUSINESS CORPORATIONS ACT
Section 437

FILING DETAILS:	Transition Application for:
SILVERADO GOLD MINES LTD.

Filed Date and Time:	April 20, 2004 05:21 PM Pacific Time

Transition Date and Time:	Transitioned on April 20, 2004 05:21 PM Pacific Time

TRANSITION APPLICATION

This confirms there has been filed with the registrar all records necessary to ensure that the information in the corporate registry respecting the directors of the company is, immediately before the transition application is submitted to the registrar for filing, correct.

Incorporation Number:	Name of Company:
BC0057126	SILVERADO GOLD MINES LTD.

     NOTICE OF ARTICLES

Name of Company:

SILVERADO GOLD MINES LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
2800 PARK PLACE	2800 PARK PLACE
666 BURRARD STREET	666 BURRARD STREET
VANCOUVER BC V6C 2Z7	VANCOUVER BC V6C 2Z7

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
2800 PARK PLACE	2800 PARK PLACE
666 BURRARD STREET	666 BURRARD STREET
VANCOUVER BC V6C 2Z7	VANCOUVER BC V6C 2Z7

DIRECTOR INFORMATION

Last Name, First Name Middle Name:
MCCULLOCH, STUART

Mailing Address:	Delivery Address:
SUITE 505, 1111 WEST GEORGIA STREET	106 - 15188 22ND AVENUE
VANCOUVER BC V6E 4M3	SURREY BC V4A 9T4

Last Name, First Name Middle Name:
DIXON, JAMES

Mailing Address:	Delivery Address:
SUITE 505, 1111 WEST GEORGIA STREET	400 - 999 WEST HASTINGS STREET
VANCOUVER BC V6E 4M3	VANCOUVER BC V6C 2W2

Last Name, First Name Middle Name:
ANSELMO, GARRY L.

Mailing Address:	Delivery Address:
SUITE 505, 1111 WEST GEORGIA STREET	SUITE 505, 1111 WEST GEORGIA STREET
VANCOUVER BC V6E 4M3	VANCOUVER BC V6E 4M3

PRE-EXISTING COMPANY PROVISIONS

The Pre-existing Company Provisions apply to this company.

AUTHORIZED SHARE STRUCTURE

1. 200,000,000	common Shares	Without Par Value

Without Special Rights or Restrictions
attached